Exhibit 99.1

Forian Inc.
Announces First Quarter 2025 Financial Results

Newtown, PA, May 14, 2025 (GLOBE NEWSWIRE) – Forian Inc. (Nasdaq: FORA), a leading provider of data science driven information and analytics solutions to the life science, healthcare and financial services industries, today announced results for the quarter ended March 31, 2025.

“We delivered first quarter results that continued on the positive momentum from the end of last year,” said Max Wygod, CEO and Executive Chairman of Forian. “This performance marks a return to growth and reflects our solid assimilation of the Kyber business and continued execution in our primary markets. Despite rising macroeconomic uncertainty, we remain well-positioned to expand market share and accelerate our impact across healthcare.”

First Quarter 2025 Financial Results

Forian delivered the following results for the first quarter of 2025:
	Three Months Ended March 31,		Period-over- Period % Change
	2025	2024
	Unaudited	Unaudited
Revenue	$7,056,116	$4,877,378	45%

Net loss	$(1,125,862)	$(1,212,615)	7%

Net loss per share - basic and diluted	$(0.04)	$(0.04)	0%

Adjusted EBITDA (a non-GAAP financial measure defined below)	$(50,778)	$104,417	-149%

●	Revenue for the quarter was $7.1 million, a $2.2 million increase from $4.9 million in the prior year
●	Net loss for the quarter was $1.1 million, or $0.04 per share, compared to a net loss of $1.2 million, or $0.04 per share, in the prior year
●	Adjusted EBITDA for the quarter was $(0.1) million, compared to $0.1 million in the prior year
●	Cash, cash equivalents and marketable securities at March 31, 2025, totaled $35.7 million

Highlights

●	Solid Revenue Growth: Began the year with Forian’s highest quarterly revenue to date, reflecting acquisition impacts, strategic contract renewals and new logos
●	Increased Investment and Integration: Accelerated contracting and investments and integrated new clinical data feeds easing upstream data supply disruptions
●	Expanding Presence in Pharmaceuticals: Achieved continued growth from pharmaceutical and biotech companies, reflecting increased adoption of Forian’s data solutions
●	Strategic M&A: First full quarter integrating Kyber Data Science’s platform, predictive analytics and financial services markets to Forian’s business

Full Year 2025 Outlook

Based on information as of May 14, 2025, the Company is sharing the following outlook for the year ending December 31, 2025:

•	Revenue is expected to be in the range of $28 to $30 million; and
•	Adjusted EBITDA is expected to be in the range of ($1.0) to $1.0 million.

Non-GAAP Financial Measures

This release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Quarterly Conference Call and Webcast

Forian will host a conference call and webcast at 4:30 p.m. ET on May 14, 2025 to discuss its financial results with the investment community. To register for the conference call, click here. The webcast will be available live at edge.media-server.com/mmc/p/76de8mny. This information is also available on our website at www.forian.com/investors. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian

Forian provides a unique suite of data management capabilities and proprietary information and analytics solutions to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences and healthcare payer and provider segments and, with its recent acquisition of Kyber Data Science, the financial services industry. Forian has industry leading expertise in acquiring, integrating, normalizing and commercializing large scale healthcare data assets. Forian’s information products overlay sophisticated data management and data science capabilities on top of a comprehensive clinical data lake to identify unique relationships, create distinctive information assets and generate proprietary insights. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, which may include GAAP and non-GAAP financial measures, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. In particular, this release includes management’s outlook for 2025, which outlook is based on current estimates as of today’s date. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about future financial and operating results, company strategy and intended product offerings and market positioning and plans and estimates related to the restatement. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with operations, strategy and goals, our ability to execute on our strategy, the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the restatement, including the possibility of material adjustments thereto and the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its 2024 Form 10-K, and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 11, 2025, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media and Investor Contact:
forian.com/investors
ir@forian.com
267-225-6263
SOURCE: Forian Inc.

FORIAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2025	2024
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$5,704,671	$4,590,661
Marketable securities	29,961,761	30,492,088
Accounts receivable, net	5,222,540	3,971,702
Proceeds receivable from sale of discontinued operation, net	-	-
Contract assets	2,659,399	2,586,712
Prepaid expenses	1,186,123	1,111,234
Other assets	1,640,629	1,707,694
Total current assets	46,375,123	44,460,091

Property and equipment, net	41,758	46,652
Intangible assets, net	1,145,838	1,192,044
Right of use assets, net	29,808	35,560
Deposits and other assets	1,007,555	1,435,496
Total assets	$48,600,082	$47,169,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,269,731	$982,665
Accrued expenses	3,881,755	4,413,267
Short-term operating lease liabilities	23,703	23,423
Warrant liability	-	-
Deferred revenues	5,620,817	4,487,686
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party)	6,750,326	6,697,649
Total current liabilities	18,546,332	16,604,690

Long-term liabilities:
Other liabilities	6,105	512,137
Total long-term liabilities	6,105	512,137

Total liabilities	18,552,437	17,116,827

Commitments and contingencies
Stockholders’ equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Common Stock; par value $0.001; 95,000,000 Shares authorized; 31,202,312 issued and outstanding as of March 31, 2025 and 31,010,788 issued and outstanding as of December 31, 2024	31,203	31,011
Additional paid-in capital	81,057,414	79,937,115
Accumulated deficit	(51,040,972)	(49,915,110)
Total stockholders’ equity	30,047,645	30,053,016
Total liabilities and stockholders’ equity	$48,600,082	$47,169,843

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2025	2024

Revenue	$7,056,116	$4,877,378

Costs and Expenses:
Cost of revenue	3,131,622	1,703,357
Research and development	606,237	389,889
Sales and marketing	1,382,727	1,055,141
General and administrative	3,279,094	3,283,489
Separation expenses	-	-
Litigation settlements and related expenses	-	208,965
Strategic review and transaction related expenses	-	-
Depreciation and amortization	51,101	8,887
Total costs and expenses	8,450,781	6,649,728

Operating Loss	(1,394,665)	(1,772,350)

Other Income (Expense):
Change in fair value of warrant liability	-	113
Interest and investment income	328,848	675,157
Gain on sale of investment	-	48,612
Interest expense	(52,678)	(198,963)
Gain on bargain purchase	-	-
Gain on debt redemption	-	137,356
Total other income, net	276,170	662,275

Loss from continuing operations before income taxes	(1,118,495)	(1,110,075)
Income taxes	(7,367)	(102,540)
Net loss	$(1,125,862)	$(1,212,615)

Basic and diluted net loss per common share	$(0.04)	$(0.04)

Weighted-average shares outstanding - basic and diluted	31,123,075	30,999,433

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Period Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,125,862)	(1,212,615)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities - continuing operations:
Depreciation and amortization	51,101	8,887
Amortization on right of use asset	5,752	5,269
Amortization of debt issuance costs	1,333	1,333
Accrued interest on convertible Notes	51,344	197,630
Amortization of discount - proceeds from sale of discontinued operations	-	(20,712)
Accretion of discount - marketable securities	(307,799)	(619,565)
Gain on sale of investment	-	(48,612)
Gain on debt redemption	-	(137,356)
Allowance for credit losses	150,000	-
Stock-based compensation expense	1,292,786	1,658,915
Change in fair value of warrant liability	-	(113)
Change in operating assets and liabilities:
Accounts receivable	(1,400,838)	(1,694,851)
Contract assets	(72,687)	103,300
Prepaid expenses	(74,889)	208,708
Changes in lease liabilities during the period	(5,752)	(16,229)
Deposits and other assets	495,006	211,646
Accounts payable	1,287,066	213,145
Accrued expenses	(531,512)	(1,016,713)
Deferred revenues	1,133,131	438,903
Other liabilities	(500,000)	(489,040)
Net cash provided by (used in) operating activities	448,180	(2,208,070)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(29,707,875)	(48,848,811)
Sale of marketable securities	30,546,000	45,359,108
Proceeds from sale of investment	-	48,612
Cash from sale of discontinued operations	-	1,666,666
Net cash provided by (used in) investing activities - continuing operations	838,125	(1,774,425)
Net cash provided by (used) investing activities	838,125	(1,774,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash used to redeem convertible notes	-	(950,000)
Tax payments related to shares withheld for vested restricted stock units	(172,295)	(81,363)
Net cash used in financing activities- continuing operations	(172,295)	(1,031,363)
Net cash used in financing activities	(172,295)	(1,031,363)

Net change in cash	1,114,010	(5,013,858)

Cash and cash equivalents, beginning of period	4,590,661	6,042,986

Cash and cash equivalents, end of period	$5,704,671	$1,029,128

Supplemental disclosure of cash flow information:
Cash for paid for taxes	$114,828	$-

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”), which should be viewed as supplemental to, and not as an alternative for, net income or loss calculated in accordance with U.S. GAAP (referred to below as “net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. The Company excludes depreciation and amortization expense from Adjusted EBITDA because management believes that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of the business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, management believes that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. Management believes that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in the Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Management believes that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest Expense. Interest expense is associated with the convertible notes entered into on September 1, 2021 in the amount of $24,000,000 (the “Notes”). The Notes are due on September 1, 2025, and accrue interest at an annual rate of 3.5%. Management excludes interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest expense associated with the Notes will recur in future periods.

•
Interest and Investment Income. Interest and Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which the Company invests. Interest and investment income can vary over time due to changes in interest rates and level of investments. Management excludes interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest and investment income will recur in future periods.

•
Other Items. The Company engages in other activities and transactions that can impact net loss. In the periods reported, these other items included (i) gain on sale of investment relating to the sale of a minority equity interest and (ii) gain on debt redemption which relates to a gain on the early retirement of a portion of the Notes. Management excludes these other items from Adjusted EBITDA because management believes these activities or transactions are not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Litigation related expenses. Management excludes litigation expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to direct and incremental third-party legal expenses and settlement expenses, net of any insurance recoveries, associated with such litigation, which pertains to entities acquired in the Helix merger.

•
Income tax (benefit) expense. Management excludes the income tax (benefit) expense from Adjusted EBITDA (i) because management believes that the income tax (benefit) expense is not directly attributable to the underlying performance of business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

The following table reconciles the specific items excluded from U.S. GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

FORIAN INC.
RECONCILIATION OF US GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	For the Three Months Ended March 31,
	2025	2024

Revenue	$7,056,116	$4,877,378

Net loss	$(1,125,862)	$(1,212,615)

Depreciation and amortization	51,101	8,887
Stock based compensation expense	1,292,786	1,658,915
Change in fair value of warrant liability	-	(113)
Interest and investment income	(328,848)	(675,157)
Interest expense	52,678	198,963
Gain on sale of investment	-	(48,612)
Gain on debt redemption	-	(137,356)
Litigation settlement and related expenses	-	208,965
Income tax expense	7,367	102,540

Adjusted EBITDA	$(50,778)	$104,417